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                                                                    Exhibit 10.3

                          TURNAROUND SERVICES AGREEMENT

         THIS TURNAROUND SERVICES AGREEMENT (this "Agreement") is made effective the 30th day of January, 2004, by and between Global Energy Group, Inc., a Delaware corporation (the "Company"), and Turnaround Specialists, L.L.C., a Texas limited liability company ("Manager").

         WHEREAS, the Company operates a HVAC and energy conservation business (the "Business").

         WHEREAS, the Company desires to engage Manager on an exclusive basis to provide its experience, skills, supervision and certain resources and personnel in supporting the management and operations of the Company and its Business, and Manager desires to provide such services, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

         1. TERM. The term of this Agreement shall begin on the Effective Date (as defined below) and shall continue for a period of three (3) years thereafter (the "Term"), subject to prior termination in accordance with the terms hereof. The "Effective Date" shall mean the date and year first above written.

         2. MANAGEMENT SERVICES.

                  (a) The Company hereby retains Manager to assist and work with the Company's internal management team with respect to the Company's operations. The Company shall at all times retain its authority, ultimate control, powers and responsibility as owner and operator of the Business, and shall be responsible for all costs, expenses and liabilities associated with the operation of the Company and its Business. Subject to the foregoing, Manager shall have responsibility for the Company's operations in the following areas: staffing levels, hiring and termination of key staff personnel, sales contracting and pricing, organizational structural matters, purchasing, financing, accounting and operational policies.

                  (b) Without limiting the provisions of Section 2(a), Manager's responsibilities shall include the following:

                           - Manager shall designate Carlos Coe to serve as the primary oversight executive coordinating all activities pertaining to the ongoing management and operation of the Company. The Manager may designate an alternative to Carlos Coe to serve in this position with the agreement of the Company's Board of Directors.

                           - Manager shall designate John R. Bailey to serve as the primary oversight executive coordinating all activities pertaining to financing and accounting policies of the Company. The Manager may designate an alternative to John R. Bailey to serve in this position with the agreement of the Company's Board of Directors.

TURNAROUND SERVICES AGREEMENT - PAGE 1

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                           -        Ensure that commercially reasonable
                                    operational and financial policies and
                                    procedures are in place, personnel are in compliance and that the Company is in compliance with federal and state regulations and licensure requirements.

                           - Evaluate existing reimbursement processes, information systems and financial reporting activities, and implement changes necessary to maximize profitability of the Company's business.

                           - Implement commercially reasonable planning and budgeting process for the operating and capital expenditures of the Company.

                           - Develop commercially reasonable performance metrics, based on industry standards and periodically measure results.

                           - Develop commercially reasonable sales and marketing strategy, and allocate resources necessary to execute the plan.

                  (c) Manager shall provide a written report to the Company's Board of Directors on a quarterly basis regarding the status of operations, financial results, sales initiatives, strategic plans and such other matters as the Board may reasonably request. The first such report shall be due April 15, 2004. Manager's senior management shall be made available to meet with the Company's Board and discuss the written report and other matters regarding the Company and its operations.

         3. LAWS, REGULATIONS, LICENSES, ETC. Manager shall comply with all applicable non-bankruptcy federal, state, and local laws, rules, and regulations relating to the Company's operations and shall help manage the Business in a manner that will permit the Company to maintain all necessary licenses, permits, consents, and approvals from all governmental agencies that have jurisdiction over the Company's operations.

         4. MANAGEMENT FEES. As compensation for the services to be provided hereunder, the Company shall pay Manager a fee of $45,000 per month. Such fees shall be paid in advance on the 1st day of each month (except for the initial payment which shall be payable on the Effective Date and prorated for the remaining days of the month). As an incentive to the Manager, the Company will upon execution of this Agreement issue and deliver to the Manager a stock purchase warrant, in the form attached as Exhibit A hereto, to purchase up to 700,000 shares of the Company's common stock. The Manager and the Company agree that no additional stock options will be required to be issued to the Manager during the Term of this Agreement. In addition, the Company shall reimburse Manager for all reasonable out-of-pocket expenses incurred by Manager in the performance of its obligations hereunder.

         5.       TERMINATION; EFFECT OF TERMINATION.

                  (a) The Company shall have the right to terminate this Agreement as follows:

                           (i) Upon thirty (30) days written notice, the Company may terminate this Agreement on or after the second (2nd) anniversary thereof

                           (ii) At any time for "cause," but only following written notice to Manager giving specific detail of the basis for termination and the opportunity to cure the

TURNAROUND SERVICES AGREEMENT - PAGE 2
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         breach within thirty (30) days following receipt of the notice. For purposes hereof, "cause" shall mean a failure of Manager to perform its obligations hereunder or other breach by Manager of this Agreement, which failure or breach, after notice thereof to Manager, remains uncured for more than thirty (30) days (or for such longer period, not to exceed ninety (90) days, during which Manager is making good faith and commercially reasonable efforts to cure such failure or breach).

                  In the event of termination by the Company for any reason, the Company shall pay at the effective time of termination all accrued but unpaid management fees and unreimbursed expenses.

                  (b) Manager shall have the right to terminate this Agreement as follows:

                           (i) At any time if the Company has failed to pay any amounts owing hereunder and such failure continues for twenty (20) days following written notice from Manager to the Company (unless and except to the extent that payment is within the reasonable control of Manager). In such event of termination, the Company shall be responsible for three (3) months of management fees beyond the date of termination.

                           (ii) At any time after six (6) months following the Effective Date and upon thirty (30) days prior written notice to the Company, if in Manager's reasonable opinion, the Company's business has continued to decline notwithstanding Manager's efforts hereunder. In such event of termination, no additional management fees or reimbursement of costs shall be due by the Company.

                  (c) In the event the Company terminates this Agreement pursuant to Section 5(a)(i) and a Third Party Transaction (as defined below) is completed within twelve (12) months following the date of termination, then, in addition to the amounts specified in Sections 5(a) and (b) above, the Company shall pay to Manager a termination fee (the "Termination Fee") in the amount equal to $45,000 multiplied by the number of months remaining on the Term if this Agreement were not terminated early, less any management fees paid following the date of termination; provided, however, that no such Termination Fee shall be payable if such termination was approved by the Manager's personnel or designees holding primary oversight responsibility with respect to services provided hereunder.

                  (d) In the event a Third Party Transaction is completed, the Company shall pay to Manager a success fee (the "Success Fee") equal to $1,000,000. For purposes hereof, a "Third Party Transaction" shall mean any transaction (or series of related or unrelated transactions) that is approved by vote of the Company's stockholders and that is, constitutes or results, directly or indirectly, in a change in control of the Company or its Business, including but not limited to the sale of all or substantially all of the assets of the Company, a merger or combination of the Company with another entity, or a sale of 50% or more of the Company's outstanding stock.

                  (e) The Termination Fee and the Success Fee, as applicable, shall be due and payable at the closing of the Third Party Transaction.

TURNAROUND SERVICES AGREEMENT - PAGE 3

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         6.       PREVIOUS SERVICE FEES AND EXPENSES. For services provided
prior to the Effective Date, the Company shall pay to Manager a fee of $190,000, immediately upon execution of this Agreement.

         7. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Manager shall not, during the term of this Agreement, or at any time thereafter, directly or indirectly, disclose to any person or entity, any confidential information acquired by it during the course of or as an incident to the engagement hereunder, relating to the Company, any client of the Company, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, proprietary technology, operating procedures, financial statements or other financial information, trade secrets, know-how, market studies and forecasts, competitive analyses, pricing policies, the substance of agreements with customers and others, marketing or similar arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information. The foregoing restrictions and obligations under this Section 7 shall not apply to any confidential information that is or becomes generally available to the public other than as a result of a disclosure by Manager or disclosure is required by court order.

         Notwithstanding anything to the contrary set forth herein or in any other agreement to which both the Company and the Manager are parties or by which they are bound, the obligations of confidentiality contained herein and therein (the "Confidentiality Obligations"), as they relate to the transactions and events contemplated herein and therein, shall not apply to the "tax treatment or tax structure" (as that phrase is used in Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations (the "Confidentiality Regulation") promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended) of such transactions and events; provided, however, that the Confidentiality Obligations nevertheless shall apply at a given time to any and all items of information not required to be treated as "offered under conditions of confidentiality" within the meaning of the Confidentiality Regulation.

         8. INDEPENDENT CONTRACTORS. None of the provisions of this Agreement is intended to create, nor shall be deemed or construed to create, any relationship between the Company and Manager other than that of independent entities contracting with each other solely for the purpose of effecting the provisions of this Agreement. Neither of the parties hereto, nor any of the directors, officers, employees or representatives of said party, shall be construed to be the employee, partner, joint venturer or representative of the other party. Neither party to this Agreement shall assume or bear any of the responsibilities, or any consequences thereof, of the other. Neither party nor any of the directors, officers, employees or representatives of said party, shall be liable to third parties for any act of omission of the other.

         9. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to Manager as follows:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as presently conducted.

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                  (b)      The Company has all requisite power and authority to
         execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and Turnaround the performance by the Company of its obligations hereunder has been duly and validly authorized by all requisite action on the part of the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

                  (c) The Company has obtained all requisite consents and approvals to execute and deliver this Agreement and perform its obligations hereunder.

         10. INDEMNIFICATION. The Company shall indemnify and hold harmless Manager and its partners, officers, employees, representatives and agents (collectively, "Indemnified Parties") from and against all damages (including without limitation amounts paid in settlement with the Company's prior written consent, such consent not to be unreasonably withheld), losses, obligations, liabilities, costs (including without limitation attorneys fees) and expenses incurred or required to be paid by an Indemnified Party as a result of or in connection with Manager's services under this Agreement; provided that in no event shall the Company be responsible for matters resulting from an Indemnified Party's own gross negligence or willful misconduct.

         11. AMENDMENT OR ALTERATION. No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

         12. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Texas, without application of the conflict of laws principles thereof.

         13. SEVERABILITY. The holding of any provision of this Agreement to be illegal, invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

         14. NO ASSURANCES ON RESULTS. Nothing herein shall be deemed to constitute a guarantee or assurance by Manager as to any improvements in the Company's operations or profitability.

         15. NOTICES. Any notice or other communication that one party desires to give to the other under this Agreement shall be in writing, and shall be deemed effectively given upon (i) personal delivery; (ii) transmission by facsimile; (iii) the third business day following deposit in any United States mail box, by registered or certified mail, postage prepaid, addressed to the other party at the address set forth below or at such other address as a party may designate by 15 days' advance notice to the other party pursuant to the provisions of this Section; or (iv) delivery by any express service which results in personal delivery to the other party.

         If to the Company:

         2346 Success Drive
         Odessa, FL 33556
         Attn: Guy S.  Frankenfield
               Executive Vice President

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         with copies to:

         Trenam Kemker
         101 E.  Kennedy Blvd., Suite 2700
         Tampa, FL 33601-1102
         Attn: Cary Ross
                  Attorney

         If to Manager:

         5000 Legacy Drive, Suite 490
         Plano, TX 75024
         Attn: Carlos Coe
               Chief Executive Officer

         with copies to:

         Locke, Liddell & Sapp
         2200 Ross Avenue, Suite 2200 Dallas, TX 75201
         Attn: Whit Roberts
               Attorney

         16. WAIVER OR BREACH. It is agreed that a waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

         17. ENTIRE AGREEMENT AND BINDING EFFECT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and, except as otherwise specifically provided herein, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement supersedes and preempts any prior understandings, agreements or representations between the parties, written or oral, which may have been related to the subject matter hereof in any way.

         18. ASSIGNMENT. This Agreement may not be transferred or assigned by either party without the prior written consent of the other party; provided that Turnaround Specialists may assign its rights under Section 6 to a newly formed entity provided that Turnaround Specialists or its principals control such entity.

         19. HEADINGS. The Section headings appearing in this Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.

         20. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature which shall be valid for all purposes.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                       GLOBAL ENERGY GROUP, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                       TURNAROUND SPECIALISTS, L.L.C.

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

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